Exhibit 99.1


                                  Alan M.Cohen
                             100-1510 Daly Boulevard
                            Oceanside, New York 11572
                                  516-536-4624


September 12, 2004


110 Media Group, Inc.
95 Broadhollow Road
Melville, New York 11747


Please be advise that effective immediately I am tendering my resignation as Chief Financial Officer of 110 Media Group, Inc. The reason for my resignation is due to a personal nature that involves a medical condition that will not allow me to effectively fulfill my job duties.

I will be sending via Federal Express to 110 Media Group, Inc offices, property that belong to the corporation which consists of the office keys, American Express Card, receipts from the Nevada business trip and a check made payable to 110 Media Group for moneys not used during the Nevada business trip.

Please file the appropriate SEC Documents (form 8K) with the SEC along with a press release announcing my immediate resignation. In addition, under the Cobra Act of the NYS Labor Law, I am requesting continued medical coverage. Please send me all necessary information and paperwork for me to continue my coverage under Oxford Health Care.


Respectfully,

/s/ Alan M.Cohen

Alan M.Cohen, CPA